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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To USA Waste Services, Inc.:


     As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated March 25, 1994 on the Acquired New Jersey Solid Waste Companies included in the Envirofil, Inc.'s previously filed Form 8-K/A filed as of May 11, 1994. In addition, we hereby consent to the incorporation of our report dated September 22, 1993 on Envirofil, Inc. included in this Amendment No. 2 to the Registration Statement on Form S-4 and our report dated March 25, 1994 on the Acquired New Jersey Solid Waste Companies incorporated by reference in this Amendment No. 2 to the Registration Statement on Form S-4 into the USA Waste Services, Inc.'s previously filed Registration Statements on Form S-3 (File Nos. 33-42988, 33-43809, 33-76226 and 33-85018) and Registration
Statements on Form S-8 (File Nos. 33-43619, 33-72436, 33-84990 and 33-84988) and
to all references to our Firm included in this Amendment No. 2 to the Registration Statement on Form S-4.


                                            ARTHUR ANDERSEN LLP

Philadelphia, PA

May 18, 1995